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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 15, 1997

                           KELLSTROM INDUSTRIES, INC.

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             (Exact name of registrant as specified in its charter)


       Delaware                                0-23764                13-3753725
____________________________                  _________             ______________
(State or other jurisdiction                 (Commission            (IRS Employer
 of incorporation)                            File Number)           Identification No.)

  14000 N.W. 4th Street, Sunrise, Florida                                    33325
_____________________________________________                              ________
   (Address of principal executive offices)                               (Zip Code)

       Registrant's telephone number, including area code: (954) 845-0427

                                 Not Applicable
     _________________________________________________________________________
          (Former name or former address, if changed since last report)





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

        On January 15, 1997, Kellstrom Industries, Inc. (the "Company"), through IASI Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Kellstrom Subsidiary"), completed the acquisition (the "Acquisition") of substantially all of the assets of International Aircraft Support L.P., a California limited partnership ("International Aircraft"). The consideration paid by the Company consisted of twenty five million dollars ($25,000,000) in cash (the "Cash Purchase Price"), warrants (the "Purchaser's Warrants") to purchase an aggregate of Five Hundred Thousand (500,000) shares of common stock, par value $0.001 per share of the Company (the "Common Shares"), at an exercise price of $9.25 per share, and the assumption of certain liabilities of
International Aircraft, including indebtedness of approximately $14 million outstanding under a credit agreement with Union Bank of California, N.A., dated April 29, 1996. The Purchaser's Warrants expire two years from the closing of the Acquisition. On January 15, 1997, the last sale price of the Common Stock, as reported on the Nasdaq SmallCap Market, was $10 5/8 per share. In connection with the Acquisition, International Aircraft issued a promissory note in the principal amount of $1,125,000 to the Company, payable one year from the closing of the Acquisition either in cash or through the surrender of the Purchaser's Warrants. The Acquisition was consummated pursuant to the terms of the Asset Purchase Agreement, dated as of October 28, 1996, by and among the Company, Kellstrom Subsidiary, International Aircraft and William Lyon, a principal of each of the general partners of International Aircraft (the "Principal").

        The Company raised a portion of the financing needed to pay the Cash Purchase Price through the private placement of $15 million aggregate principal amount of Senior Subordinated Notes (the "Notes"), bearing interest at 11.75% and maturing January 15, 2004, with The Equitable Life Assurance Society of the United States ("Equitable"). In connection with the issuance of the Notes, the Company also issued to Equitable warrants to purchase 305,660 Common Shares at an exercise price of $10 per share, expiring on January 14, 2004. The Company raised additional financing needed for payment of the Cash Purchase Price through the issuance of $6 million aggregate principal amount of Senior Subordinated Bridge Notes (the "Bridge Notes"), bearing interest at 10% to Bedford Falls Investors, L.P., Metropolitan Capital Advisors, L.P., Metropolitan Capital Advisors International Limited, Diversified Strategies Fund, L.P. and Scoggin Capital Management, L.P. (collectively, the "Bridge Lenders"). The Bridge Notes are due on April 15, 1997, but repayment may be extended at the Company's option through January 15, 1998. In connection with the issuance of the Bridge Notes, the Company issued to the Bridge Lenders warrants to purchase 75,000 Common Shares at an exercise price of $10 per share, exercisable until three years from repayment of the Bridge Notes. The Company must issue additional warrants if it chooses to extend the repayment of the Bridge Notes, and the aggregate maximum number of additional warrants which may be issued if the Bridge Notes are extended through January 15, 1998 would be 375,000 warrants. The remainder of the financing needed for payment of the Cash Purchase Price was funded through the Company's $15 million revolving credit facility with Barnett Bank, N.A. (the "Barnett Facility"). Borrowings under the Barnett facility bear interest at 1/8% below the prime rate or at LIBOR plus 275 basis points and are secured by substantially all the assets of the Company.

                                       -2-







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        International  Aircraft is an  international  reseller of commercial jet engines and engine  parts.  International  Aircraft's  customers  include  major
airlines,   engine  overhaul  facilities  including  those  owned  by  airlines,
independent   overhaul  and  maintenance   organizations   and  aircraft  engine
manufacturers. International Aircraft's operations are located in Newport Beach,
California.   The  Company  intends  to  continue  the  business   conducted  by
International Aircraft. The press release issued by the Company, dated January 15, 1997, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.    OTHER EVENTS.

        On January 14, 1997, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share (the "Common Shares"), of the Company. The dividend is payable on January 26, 1997 (the "Record Date") to the stockholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share (the "Preferred Shares"),of the Company at a price of $80 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

        Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 19% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 19% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of a summary of rights attached thereto.

        The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as

                                       -3-





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practicable  following the Distribution Date, separate  certificates  evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on January 14, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

        The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Right are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares with a conversion price less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

        Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

        Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

        In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the

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exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and transferees of the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise such number of one one-hundredths of a Preferred Share as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares.

        At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for consideration consisting of one-half the securities of the Company that would be issuable at such time upon exercise of one Right.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

        At any time prior to the tenth day following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 19% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"); provided, however, that, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Board of Directors of the Company in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the Board of Directors of the Company, with the concurrence of a majority of such directors then in office, determines that such redemption is, in their judgment, in the best interests of the Company and its stockholders. The Redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The Rights will not become exercisable in connection with a "Qualifying Offer," which is an all-cash tender offer for all outstanding Common Shares that is fully financed, remains open for a period of at least 45 business days, assures a prompt

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second-step acquisition of shares not purchased in the initial offer at the same price as the initial offer and meets certain other requirements.

        The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after a Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        As of January 16, 1997, there were 3,753,396 Common Shares outstanding (as well as a further 6,257,082 shares reserved for issuance upon exercise of outstanding warrants and stock options). Each outstanding Common Share at the close of business on the Record Date will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached rights.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. However, the Rights should not interfere with any tender offer or merger approved by the Company because the Rights may be redeemed by the Company's Board in order to permit such tender offer or merger, subject to certain limitations.

        Attached hereto as Exhibit 4 and incorporated herein by reference are copies of the Rights Agreement and the exhibits thereto, as follows: Exhibit A -- Certificate of Designations of the Series A Junior Participating Cumulative Preferred Stock; Exhibit B -- Form of Rights Certificate; and Exhibit C -- Summary of Rights to Purchase Preferred Shares. THE FOREGOING DESCRIPTION OF THE RIGHTS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT AND SUCH EXHIBITS THERETO.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    a.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        It is impracticable for the Company to provide the required Consolidated Financial Statements of International Aircraft on the date this report is being filed. The Company intends to file the required Interim Consolidated Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.

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        b.  PRO FORMA FINANCIAL INFORMATION.

            It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.

        c.  EXHIBITS.

        2. The Acquisition Agreement by and among the Company, Kellstrom Subsidiary, International Aircraft and the Principal (incorporated by reference from the Company's Form 10-Q for fiscal quarter ended September 30, 1996, as filed with the Securities and Exchange Commission).

        4. Rights Agreement, dated as of January 14, 1997, by and between Kellstrom Industries, Inc. and Continental Stock Transfer & Trust Company as Rights Agent, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference from the Company's Form 8-A as filed with the Securities and Exchange Commission on January 17, 1997).

        99.1 Press Release issued by the Company dated January 15, 1997, regarding the Company's acquisition of International Aircraft Support, L.P.

        99.2 Press Release issued by the Company dated January 16, 1997, regarding the Company's distribution of preferred stock purchase rights.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        KELLSTROM INDUSTRIES, INC.

Date:    January 24, 1997              By  /s/ Zivi R. Nedivi
                                           -------------------
                                           Zivi R. Nedivi
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

No.                          Description
---                          ------------

2. The Acquisition Agreement by and among the Company, Kellstrom Subsidiary, International Aircraft and the Principal (incorporated by reference from the Company's Form 10-Q for fiscal quarter ended September 30, 1996 as filed with the Securities and Exchange Commission).

4. Rights Agreement, dated as of January 14, 1997, by and between Kellstrom Industries, Inc. and Continental Stock Transfer and Trust Company as Rights Agent, which includes the form of Certificate of Designations setting forth the terms of the Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference from the Company's Form 8-A as filed with the Securities and Exchange Commission on January 17, 1997).

99.1 Press Release issued by the Company dated January 15, 1997, regarding the Company's acquisition of International Aircraft Support, L.P.


99.2 Press Release issued by the Company dated January 16, 1997, regarding the Company's distribution of preferred stock purchase rights.